Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC. REPORTS
RESULTS FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2011 AND DECLARES INCREASED THIRD
QUARTER 2011 CASH DIVIDEND
Bensalem, PA — October 11, 2011 Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended September 30, 2011 increased over 12% to $218,929,000 compared to $195,114,000 for the same 2010 period. Net income for the three months ended September 30, 2011 increased 9% to $9,996,000 or $.15 per basic and per diluted common share, compared to the 2010 third quarter net income of $9,169,000 or $.14 per basic and per diluted common share.
Revenues for the nine months ended September 30, 2011 increased approximately 12% to $638,826,000 compared to $571,868,000 for the same 2010 period. Net income for the nine months ended September 30, 2011 increased 9% to $27,591,000 or $.41 per basic and per diluted common share compared to the 2010 nine month period net income of $25,318,000 or $.38 per basic and per diluted common share.
Additionally, our Board of Directors declared a regular quarterly cash dividend of $.16 per common share, payable on November18, 2011 to shareholders of record at the close of business on October 28, 2011. This represents the 34th consecutive regular quarterly cash dividend payment, as well as the 33rd consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.

2011 Third Quarter Earnings Release Page 2	October 11, 2011
The Company will host a conference call on Wednesday, October 12, 2011 at 8:30 AM Eastern Time to discuss its results for the three and nine month periods ended September 30, 2011. The call in number will be 888-329-8889. Passcode #5435900 .
Cautionary Statement Regarding Forward-Looking Statements
This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 9% of revenues in the nine month period ended September 30, 2011; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, our workforce and services provided, including state and local

2011 Third Quarter Earnings Release Page 3	October 11, 2011
regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2010 in Part I thereof under “Government Regulation of Clients”, “Competition” and “Service Agreements/Collections”, and under Item IA “Risk Factors”. Many of our clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress and related agencies have affected through the enactment of a number of major laws and regulations during the past decade, including the March 2010 enactment of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010. Most recently, on July 29, 2011, the United States Center for Medicare Services issued final rulings which, among other things, will reduce Medicare payments to nursing centers by 11.1% and change the reimbursement for the provision of group rehabilitation therapy services to Medicare beneficiaries. Currently, the U.S. Congress is considering further changes or revising legislation relating to health care in the United States which, among other initiatives, may impose cost containment measures impacting our clients. These laws and proposed laws and forthcoming regulations have significantly altered, or threaten to alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry has affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed upon payment terms. These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.

2011 Third Quarter Earnings Release Page 4	October 11, 2011
In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.
Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related health care facilities.
Company Contact:
Daniel P. McCartney
Chairman and Chief Executive Officer
215-639-4274

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2011	December 31, 2010
Cash and cash equivalents	$27,128,000	$39,692,000
Marketable securities, net	41,174,000	43,437,000
Accounts receivable, net	117,247,000	108,426,000
Other current assets	30,138,000	30,220,000

Total current assets	215,687,000	221,775,000

Property and equipment, net	9,373,000	6,656,000
Notes receivable- long term, net	2,488,000	5,055,000
Goodwill , net	16,955,000	16,955,000
Other Intangible Assets, net	7,914,000	7,262,000
Deferred compensation funding	12,387,000	12,080,000
Other assets	8,511,000	8,151,000

Total Assets	$273,315,000	$277,934,000

Accrued insurance claims- current	$5,863,000	$5,076,000
Other current liabilities	23,889,000	35,455,000

Total current liabilities	29,752,000	40,531,000

Accrued insurance claims- long term	13,681,000	11,845,000
Deferred compensation liability	12,786,000	12,479,000
Stockholders’ equity	217,096,000	213,079,000

Total Liabilities and Stockholders’ Equity	$273,315,000	$277,934,000

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED
STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	September 30,
	2011	2010
Revenues	$218,929,000	$195,114,000
Operating costs and expenses:
Cost of services provided	188,041,000	168,384,000
Selling, general and administrative	14,344,000	14,488,000

Income from operations	16,544,000	12,242,000
Other income (loss):
Investment and interest income (loss)	(1,355,000)	1,182,000

Income before income taxes	15,189,000	13,424,000
Income taxes	5,193,000	4,255,000

Net income	$9,996,000	$9,169,000

Basic earnings per common share	$.15	$.14

Diluted earnings per common share	$.15	$.14

Cash dividends per common share	$.16	$.15

Basic weighted average number of common shares outstanding	66,710,000	66,039,000

Diluted weighted average number of common shares outstanding	67,530,000	67,079,000

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED
STATEMENTS OF INCOME
(Unaudited)

	For the Nine Months Ended
	September 30,
	2011	2010
Revenues	$638,826,000	$571,868,000
Operating costs and expenses:
Cost of services provided	549,768,000	492,196,000
Selling, general and administrative	46,635,000	41,539,000

Income from operations	42,423,000	38,133,000
Other income:
Investment and interest income	(178,000)	1,549,000

Income before income taxes	42,245,000	39,682,000
Income taxes	14,654,000	14,364,000

Net income	$27,591,000	$25,318,000

Basic earnings per common share	$.41	$.38

Diluted earnings per common share	$.41	$.38

Cash dividends per common share	$.47	$.44

Basic weighted average number of common shares outstanding	66,544,000	65,946,000

Diluted weighted average number of common shares outstanding	67,510,000	67,016,000